                                                                  EXHIBIT 10.2.8

                                                      Agreement Number: NES 99-1

                           MASTER SERVICES AGREEMENT

     This agreement ("Agreement") is made as of June 1, 1999 ("Effective Date"), between Linuxcare, Inc., a Delaware corporation with an office at 650 Townsend Street, San Francisco, CA 94103, USA (Phone: 415-354-4878; Fax: 415.701.7457)
("Linuxcare") and the "Customer" listed below.

Customer: NEC Software Ltd.                Contact: Atsuo Suzuki
Address:  1-18-6 Shinkiba Koutou-Ku        Phone:   +81-3-5569-3251
          Tokyo 136-8608, Japan            Fax:     +81-3-5569-3308
                                           E-Mail:  suzuki@d2.bsd.nes.nec.co.jp

                             SERVICES INFORMATION

                    Service Level:          Gold SLA as defined in Exhibit B
                    Service Fee Period:     October 1, 1999 - September 30, 2000
                    Service Incident Cap:   40
                    Service Fee:            *

                               SERVICES PROVIDED

     Subject to payment of all applicable fees, Linuxcare will use reasonable commercial efforts to perform the support services specified in the Statement of Work ("SOW") attached hereto as Exhibit B ("Services") and incorporated herein, in accordance with the Terms and Conditions attached hereto as Exhibit A, and incorporated herein (collectively the "Exhibits"). Linuxcare may change the SOW, the Service Fee, and the services that will be performed for a particular Service Level, at any time; such changes will take effect at the beginning of the next Service Fee Period. Customer understands that Linuxcare's performance is dependent in part on Customer's actions. Accordingly, any dates or time periods relevant to performance of Services by Linuxcare shall appropriately and equitably extended to account for any delays resulting from changes to Customer products or otherwise due to Customer. Customer may request additional hours or levels of Services ("Extended Services"), which Linuxcare may provide at Linuxcare's sole discretion, provided that Customer pays Linuxcare's then current fees for such Extended Services.

     The Exhibits contain, among other things, warranty disclaimers and
     ------------------------------------------------------------------
liability limitations. Any different or additional terms of any related purchase
---------------------
order, confirmation, or similar form even if signed by the parties after the date hereof shall have no force or effect. References in this Agreement or the Exhibits to a capitalized term appearing on this cover page shall have the meaning or value of such term on this cover page.

NEC Software: Linuxcare:

By: /s/ YOSHINARI FURUMICHI          By: /s/ Justin T. Powell

Name: YOSHINARI FURUMICHI            Name: Justin T. Powell
      -------------------                  ----------------

Title: GENERAL MANAGER               Title: Director of Asia Pacific Operations
       ---------------                      -----------------------------------

[*]= CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT A

                             TERMS AND CONDITIONS

1.   Training. Subject to payment of all fees, Linuxcare will provide the
     --------
     training specified in Linuxcare's current, published "Linuxcare Training Programs" documentation. Unless otherwise arranged between Customer and Linuxcare, all training shall occur at Linuxcare's facilities in San Francisco, California. The fees for training will be Linuxcare's current, published training fees, less the Training Discount ("Training Fees").

2.   Fees and Payment. Customer shall pay Linuxcare the fees for the selected
     ----------------
     Service Level shown in the Services Information section of this Master Services Agreement for each Service Fee Period. ("Service Fees"). Customer will pay the Service Fees for the initial Service Fee Period within 30 days of the Effective Date. Customer will pay the Service Fees for subsequent Service Fee Periods within 30 days after receipt of Linuxcare's invoice. Customer will also pay Linuxcare all Training Fees and Extended Services fees within 30 days after receipt of Linuxcare's invoice therefor. All payments are non-refundable. Any payments over 15 days overdue will bear a late payment fee of the lower of 1.5% per month of the outstanding balance or the maximum rate allowed by law. Linuxcare shall refund to Customer any amounts actually paid to Linuxcare by Customer which exceed amounts due hereunder, minus any costs, fees, taxes, duties or other implications, if any, arising in connection with such overpayment.

3.   Proprietary Rights. As between the parties, Linuxcare will retain all
     ------------------
     right, title and interest in and to any software, tools, techniques, and other materials used in connection with providing the Services ("Linuxcare Materials"). As between the parties, Customer will retain all right, title and interest in and to any software, products, documentation and other materials it supplies. Linuxcare hereby assigns to Customer all right, title and interest, in any work product created as part of the Services ("Work Product"), but this assignment does not include any portion of the Linuxcare Materials, and will not prevent Linuxcare from using the expertise, ideas and know-how learned while performing Services for other purposes (including, without limitation, for itself or on behalf of third parties).

4.   Confidential Information. Each party ("receiving party") agrees that all
     ------------------------
     code, inventions, algorithms, know-how and ideas and all other business, technical and financial information it obtains from the other party ("disclosing party"), but not including work product that is assigned to Customer by Linuxcare pursuant to Section 3, are the confidential property of the disclosing party ("Confidential Information" of the disclosing party). Except with the consent of the disclosing party, the receiving party shall hold in confidence and not use or disclose any Confidential Information of the disclosing party for at least five (5) years after this Agreement expires or otherwise terminates. The receiving party's nondisclosure obligation shall not apply to information it can document:
     (i) is generally available to the public other than through breach of this Agreement; (ii) is rightfully disclosed to the receiving party by a third party; (iii) is independently developed by the receiving party without use of any Confidential Information of the disclosing party, or (iv) is disclosed to pursuant to law or an order requirement, guidance, or request of a court or government authority. Because of the unique and proprietary nature of the Confidential Information, it is understood and agreed that the disclosing party's remedies at law for a breach by the receiving party of its obligations under this Section will be inadequate and that the disclosing party shall be entitled to equitable relief (including without limitation provisional and permanent injunctive relief and specific performance). Nothing stated herein shall limit any other remedies provided under this Agreement or available to the disclosing party at law. Upon expiration or termination of this Agreement for any reason, each party will return all copies of all Confidential Information of the other party in its possession or control.

5.   Termination. This Agreement will have an initial term of the earlier of one
     -----------
     year from the Effective Date or the date that Customer uses up its Incidences under its Service Level (initial "Service Fee Period") and shall automatically renew on each anniversary of the initial Service Fee Period for subsequent Service Fee Periods (subject to payment of Linuxcare's then current rates for additional Incidences) unless terminated by either party. For the purposes of this Agreement, "Incident" shall mean a single identified customer issue or problem. Each

     Incident is only valid during the Service Fee Period it was purchased in. One call or e-mail may include multiple Incidents, and a single Incident may require more than one call or e-mail to resolve. Either party may terminate this Agreement upon thirty (30) days written notice to the other party, except if Linuxcare is terminating the Agreement such termination will not be effective until the end of any fully paid-up Service Fee Period. Linuxcare may terminate this Agreement at any time in the case of non-payment by Customer of any fees, unless Customer pays such fees in full within ten (10) days after such notice. Sections 4, 5, 7, 8, and 9 of this Agreement, and all accrued rights to payment, shall survive termination. Termination is not an exclusive remedy and all other remedies will be available whether or not termination occurs.

6.   Warranty and Disclaimer. Linuxcare hereby warrants to Customer, and only
     -----------------------
     Customer, that all Services shall be performed in a professional and workmanlike manner. THE PARTIES ACKNOWLEDGE THAT THIS IS AN AGREEMENT FOR SERVICES AND NOT FOR THE SUPPLY OF GOODS. EXCEPT FOR THE FOREGOING, LINUXCARE MAKES NO OTHER WARRANTIES OR REPRESENTATIONS AS TO THE SERVICES RENDERED, AND HEREBY DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT. LINUXCARE FURTHER DISCLAIMS ANY WARRANTY THAT THE SERVICES WILL SUCCEED IN RESOLVING ANY PROBLEM, OR THAT ANY WORK PRODUCT OF THE SERVICES WILL BE FREE FROM PROGRAM ERRORS.

7.   Limitation of Liability. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR
     -----------------------
     OTHERWISE, AND EXCEPT FOR BODILY INJURY, LINUXCARE SHALL NOT BE LIABLE OR OBLIGATED WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY:
     (I) FOR ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE FEES PAID TO IT HEREUNDER WITH RESPECT TO THE APPLICABLE SERVICES; (II) FOR ANY COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY, SERVICES OR RIGHTS; OR (III) FOR INTERRUPTION OF USE OR LOSS OR CORRUPTION OF DATA.

8. NEITHER PARTY TO THIS AGREEMENT SHALL BE LIABLE OR OBLIGATED WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY: (I) FOR ANY MATTER BEYOND ITS REASONABLE CONTROL, OR (II) FOR ANY INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOST PROFITS.

9.   Legal Compliance. Customer shall comply with the U.S. Foreign Corrupt
     ----------------
     Practices Act and all applicable export laws, restrictions, and regulations of the U.S. and foreign agency or authority. Each party agrees that it shall comply with applicable law in performance of its obligations under this Agreement.

10.  Miscellaneous. This Agreement is not assignable or transferable by Customer
     -------------
     without the prior written consent of Linuxcare; any attempt to do so shall be void. Linuxcare may assign this Agreement in whole or in part, or subcontract the performance of Services to third parties. Services may be used solely by Customer for Customer's internal use for Customer's own benefit. The parties agree that they are independent contractors and that this Agreement and relations between Linuxcare and Customer hereby established do not constitute a, joint venture, agency or contract of employment between them, or any other similar relationship. Neither party has the right or authority to assume or create any obligation or responsibility on behalf of the other. Any notice, report, approval or consent required or permitted hereunder shall be in writing. No failure or delay in exercising any right hereunder will operate as a waiver thereof, nor will any partial exercise of any right or power hereunder preclude further exercise. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. Any waivers or amendments shall be effective only if made in writing. This Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement. The prevailing party in any action to enforce this Agreement will be entitled to recover its attorney's fees and costs in connection with such action.

11.  Governing Law and Jurisdiction. This Agreement which is in English, shall
     ------------------------------
     be interpreted in accordance with the commonly understood meaning of the words and phrases hereof in the United States of America. Any dispute, controversy or claim arising out of or relating to this Agreement or to a breach thereof, including its interpretation, performance or termination, shall be finally resolved by arbitration. The arbitration shall be conducted in English and in accordance with the commercial rules of the International Chamber of Commerce which shall administer the arbitration and act as appointing authority. The arbitration, including the rendering of the award, shall take place in San Francisco, California which shall be the exclusive forum for resolving such dispute, controversy or claim. For the purposes of this arbitration, the provisions of this Agreement and all rights and obligations thereunder shall be governed and construed in accordance with the laws of the State of California. United States of
                                              ----------
     America, without regard to the conflicts of laws provisions thereof. The decision of the arbitrators shall be binding upon the parties hereto, and the expense of the arbitration (including without limitation the award of attorneys' fees to the prevailing party) shall be paid as the arbitrators determine. The decision of the arbitrators shall be executory, and judgment thereon may be entered by any court of competent jurisdiction. Notwithstanding anything contained in this Paragraph, each party shall have the right to institute judicial proceedings against the other party or anyone acting by, through or under such other party in any federal or state court located within the County of San Francisco, CA, USA in order to enforce the instituting party's rights hereunder through reformation or to obtain injunctive relief ("Court Actions"). Accordingly, each party agrees to the exclusive and personal jurisdiction of the state and federal courts located within the County of San Francisco, CA, USA for such Court Actions.

NEC Software:                        Linuxcare:

By: /s/ YOSHINARI FURUMICHI          By: /s/ Justin T. Powell

Name: YOSHINARI FURUMICHI            Name: Justin T. Powell

Title: GENERAL MANAGER               Title: Director of Asia Pacific Operations

                                   EXHIBIT B

                               STATEMENT OF WORK

CONTROL

     Document ID                    NES_SOW
     Location                       /Documents/Linuxcare/NEC/NES/NES_SOW.doc
     Originator                     Jay Powell
     Issue Date                     9/21/1999
     Status                         Approved
     Version                        1.0

DISTRIBUTION

     Linuxcare                      Jay Powell, Jim Fisher
     NES                            Atsuo Suzuki

     VERSION                 MODIFIED BY   DATE      DESCRIPTION

     0.1                     Jay Powell    08/23/99  Draft Proposal
     0.2                     Jay Powell    09/10/99  Revised incident cap to by
                                                     Suzuki-san of NES. as
                                                     advised by Lawyers. lower
                                                     price as proposed Minor
                                                     formatting changes

     1.0                     Jay Powell     9/21/99  Revised incident cap to
                                                     proposed by Suzuki-san of
                                                     lower price further as NEC.

                               TABLE OF CONTENTS
                               -----------------

1      INTRODUCTION                                                3

2      RELATIONSHIP OBJECTIVES                                     4

   2.1  SHORT-TERM OBJECTIVES                                      4
   2.2  LONG TERM OBJECTIVES                                       4

3      SERVICE PROPOSAL-SHORT-TERM (REF 2.1)                       5

   3.1  SLA SERVICES                                               5
      3.1.1  Hours of Operation:                                   5
      3.1.2  Distribution:                                         5
      3.1.3  Platforms:                                            5
      3.1.4  Phone, Web, e-mail support:                           5
      3.1.5  Resolution or report:                                 5
      3.1.6  First point of contact:                               6
      3.1.7  Authorized customer contacts:                         6
      3.1.8  Telnet access to customer's system:                   6
      3.1.9  View Active Incident Status online:                   6
     3.1.10  Software updates:                                     6
     3.1.11  Access to Script library:                             6
     3.1.12  Access to online configuration DB:                    6
   3.2  PROBLEM REPORTING PROCEDURES                               6
   3.3  SERVICE RESTRICTIONS                                       7
   3.4  SOW SERVICE PERIOD AND RENEWAL                             7

1 INTRODUCTION

This NEC Software Statement of Work No. 99-1 ("SOW") effective October 1, 1999 is agreed upon by sets forth the Agreement between Linuxcare Inc. ("Linuxcare") and NEC Software, Ltd. ("NES") regarding the services to be provided by services provided by Linuxcare pursuant to the Master Services Agreement between Linuxcare and NES dated October 1, 1999.

This document is intended solely for NES and Linuxcare and is not be circulated outside of these organizations without written consent from Linuxcare Inc.

2    RELATIONSHIP OBJECTIVES

2.1  SHORT-TERM OBJECTIVES

NES and Linuxcare shall undertake a 12-month trial composed of standard Gold Service Level Agreement ("SLA") back-line support for NES's Linux system integration business. The Gold SLA as specified herein will ensure that the NES engineers are provided the support services that they require to provide the quality of their Linux based support solutions to their business partners. During this trial period Linuxcare and NES will evaluate their ability to work together in the Japanese market to encourage the growth of Linux based solutions deployed in corporate Japan.

2.2  LONG TERM OBJECTIVES

Assuming successful conclusions of the above objectives (Ref. 2.1) Linuxcare and NES will evaluate NES entering into a "Linuxcare Certified Partner" program that includes NES providing Linux Services across multiple lines of business currently offered by Linuxcare.

Clarification of these objectives shall occur following evaluation of the first year support agreement and the short-term objectives defined above (Ref. 2.1). Should NES and Linuxcare decide to enter into a future agreement this shall represent a separate contract from this initial backline support agreement.

3 SERVICE PROPOSAL - SHORT-TERM (REF 2.1)

Linuxcare will use reasonable commercial efforts to provide Gold SLA services, which for purposes of this SOW has been deemed "Gold" Service Level Agreement ("SLA") as further defined in Section 3.1. These services are to be used by NES to support NES's "Customer Base" from their Tokyo Linux support center. "Customer Base" shall mean those third party customers, which NES has a contractual obligation to provide Linux operating support services as of the effective date of this SOW. Additional third party customers may be added to the "Customer Base" with the prior written permission of Linuxcare.

3.1  SLA SERVICES

The Gold SLA is based on the following Linuxcare standard Gold SLA service options set forth below:

3.1.1  HOURS OF OPERATION:

9am - 6pm (JST) weekdays excluding Japanese national holidays.

3.1.2  DISTRIBUTION:

Distribution support includes all major Distributions. Major Distributions are defined as Caldera, Debian GNU/Linux, Laser5 Linux, Linux-Mandrake, LinuxPPC, Red Hot, Slackware Linux, Stampede, SuSE, TurboLinux, UltraLinux, and Yellow Dog.

3.1.3  PLATFORMS:

Platforms that will be supported are the Alpha, Intel, MIPS, and SPARC platforms, and such other platforms as Linuxcare may make generally available to its other Gold SLA service customers.

3.1.4  PHONE, WEB, E-MAIL SUPPORT:

Telephone, World Wide Web, and e-mail support services will be available during the hours set forth above. Telephone support will be provided in the Japanese language support subject to Linuxcare's ability (using commercially reasonable efforts) to staff its Japanese office with trained personnel. NES and Linuxcare will cooperate, with each providing assistance and each at their own respective cost, to provide Japanese telephone support until such time as Linuxcare is able to appropriately staff its Japanese office with trained personnel. Linuxcare's shall have the right to use existing Japanese speaking staff based in its San Francisco office to fulfill its obligations under this Section 3.1.4.

3.1.5  RESOLUTION OR REPORT:

Resolution or report will be issued one (i) business day (as defined by the Hours of Operation) following report of an incident to Linuxcare.

3.1.6  FIRST POINT OF CONTACT:

The first point of contact for NES will be a Linuxcare level 2 engineer (as defined by Linuxcare).

3.1.7  AUTHORIZED CUSTOMER CONTACTS:

NES shall designate two (2) Authorized customer contacts and provide their names and contact information to Linuxcare. Linuxcare shall have no obligation to provide support to NES personnel other than the NES Authorized customer contacts.

3.1.8  TELNET ACCESS TO CUSTOMER'S SYSTEM:

Telnet access into the NES's support center servers provided to Linuxcare engineers at the discretion of NES, but at no additional cost to Linuxcare.

3.1.9  VIEW ACTIVE INCIDENT STATUS ONLINE:

Linuxcare shall make summary online incident reports available to NES for each incident reported to Linuxcare by NES.

3.1.10  SOFTWARE UPDATES:

Selected Linux software updates will be made available to NES through the Linuxcare web site (http://www.linuxcare.com). NES rights with respect to such
                    ------------------------
Software updated will be

subject to the applicable of source licenses.

3.1.11  ACCESS TO SCRIPT LIBRARY:

Access to the Linuxcare Script Library will be made available to NES (and not NES customers) through the Linuxcare web site (http://www.linuxcare.com). These
                                               ------------------------
scripts are not to be released to NES customers without prior written consent from Linuxcare for each instance.

3.1.12  ACCESS TO ONLINE CONFIGURATION DB:

Access to the Linuxcare online configuration database will be made available to NES through the Linuxcare web pages (http://www.linuxcare.com). This access is
                                     ------------------------
solely granted to NES and is not to be released to NES customers.

3.2  PROBLEM REPORTING PROCEDURES

When NES contacts Linuxcare with an incident report, NES shall provide the following information:

     1. Name of NES engineer placing the call. This individual must be one of the Authorized customer contacts.

     2. Name of individual and individual's company that logged the initial incident report with NES.

     3.   Description of the incident.

     4.   Description of the steps taken by NES to resolve the problem locally.

Linuxcare will track this information; NES shall not intentionally (or through gross negligence) mislead Linuxcare regarding any of the above points.

3.3  SERVICE RESTRICTIONS

The services provided by Linuxcare are to be used at NES's support center and are intended to allow for NES to support Customer Base. NES may not use Linuxcare services provided hereunder for the purpose of providing corporate Linux support. Accordingly, NES shall not:

     * Sell Linuxcare support packages to Japanese corporate customers without prior written consent from Linuxcare for each sale.

     * Make any additional or conflicting representations or warranties on behalf of Linuxcare.

     * Use the trademark Linuxcare name, logo, or catch phrase "At the Center of Linux" without prior written consent from Linuxcare in each case.

3.4  SOW SERVICE PERIOD AND RENEWAL

The initial term of this SOW shall continue for the period of 12 months of service or 40 reported incidents, whichever comes first (the "Term"), unless earlier terminated under this Master Service Agreement. This SOW shall renew for additional Terms in accordance with the terms of the Master Service Agreement. Two (2) months prior to expiration of an existing Term or at 30 reported incidents (whichever comes first), NES and Linuxcare shall meet to: (1) evaluate the quality of the service provided, and (2) evaluate whether it is appropriate to adjust the duration of a future Term (including the number of incidents reported therein), and (3) in the case of agreement with respect to an adjustment of the duration of the Term, mutually agree in writing as to the duration of such future Term.

NEC Software:                         Linuxcare:

By: Yoshinari Furumichi               By:  /s/ Justin T. Powell
Name: YOSHINARI FURUMICHI             Name: Justin T. Powell
Title: GENERAL MANAGER                Title: Director of Asia Pacific Operations